Exhibit 2.17

VIDEOTRON LTD. / VIDÉOTRON LTÉE

SECOND SUPPLEMENTAL INDENTURE

Dated as of January 8, 2016

Wells Fargo Bank, National Association,

Trustee

SECOND SUPPLEMENTAL INDENTURE, dated as of January 8, 2016 (this “Second Supplemental Indenture”), by and among Videotron Ltd. / Vidéotron Ltée, a corporation under the laws of the Province of Québec (the “Corporation”), 9529454 Canada Inc., a corporation under the Canada Business Corporations Act (“9529454”), 8480869 Canada Inc., a corporation under the Canada Business Corporations Act (“8480869”), Fibrenoire Inc., a corporation under the Canada Business Corporations Act (“Fibrenoire”) and Canadian P2P Fibre Systems Ltd. / Systèmes de Fibres P2P du Canada Ltée (“Canadian P2P” and, collectively with 9529454, 8480869 and Fibrenoire, the “Additional Subsidiary Guarantors”, each an “Additional Subsidiary Guarantor”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”), to the Indenture, dated as of March 14, 2012, as supplemented through the date hereof (the “Indenture”), by and among the Corporation, each of the subsidiary guarantors party thereto (collectively referred to as the “Original Subsidiary Guarantors”), and the Trustee.

WHEREAS, the Corporation, the Original Subsidiary Guarantors and the Trustee have entered into the Indenture governing the Corporation’s 5% Senior Notes due July 15, 2022 (the “Notes”);

WHEREAS, Section 4.19 of the Indenture provides that under certain circumstances the Corporation shall cause a Restricted Subsidiary to execute and deliver to the Trustee a supplemental indenture providing for a Subsidiary Guarantee of the payment of the Notes by such Restricted Subsidiary;

WHEREAS, the parties hereto are desirous of further supplementing the Indenture in the manner hereinafter provided for the purpose of providing Subsidiary Guarantees by the Additional Subsidiary Guarantors in accordance with the terms of the Indenture;

WHEREAS, Section 9.01(e) of the Indenture provides that the Corporation and the Trustee may amend or supplement the Indenture without the consent of any Holder to add additional guarantees with respect to the Notes;

WHEREAS, this Second Supplemental Indenture shall not result in a material modification of the Notes for purposes of the Foreign Account Tax Compliance Act; and

WHEREAS, all things necessary have been done to make this Second Supplemental Indenture a valid agreement of the Corporation, each Additional Subsidiary Guarantor and the Trustee, in accordance with its terms.

NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises contained herein, the parties hereto mutually covenant and agree as follows:

1. Terms used in this Second Supplemental Indenture that are not defined herein shall have the meanings set forth in the Indenture.

2. Each Additional Subsidiary Guarantor hereby agrees to provide an unconditional Subsidiary Guarantee on the terms and subject to the conditions and limitations set forth in the Indenture, including but not limited to Article 10 of the Indenture.

3. This Second Supplemental Indenture shall be construed as supplemental to the Indenture and shall form a part thereof, and the Indenture is hereby incorporated by reference herein and, as supplemented, modified and restated hereby, is hereby ratified, approved and confirmed.

4. This Second Supplemental Indenture shall be effective as of the date hereof. On and after the date hereof, each reference in the Indenture to “this Indenture,” “hereunder,” “hereof,” or “herein” shall mean and be a reference to the Indenture as supplemented by this Second Supplemental Indenture unless the context otherwise requires.

5. Except as provided below, in the event of a conflict between the terms and conditions of the Indenture and the terms and conditions of this Second Supplemental Indenture, the terms and conditions of this Second Supplemental Indenture shall prevail.

6. If any provision of this Second Supplemental Indenture limits, qualifies or conflicts with another provision of the Indenture that is required to be included by the Trust Indenture Act of 1939, as amended (the “Act”), as in force at the date this Second Supplemental Indenture is executed, the provision required by said Act shall control.

7. This Second Supplemental Indenture shall be governed and construed in accordance with the laws of the State of New York.

8. This Second Supplemental Indenture may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Second Supplemental Indenture.

9. The recitals contained in this Second Supplemental Indenture shall be taken as the statements of the Corporation, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture.

[SIGNATURES ON FOLLOWING PAGES]

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the day and year first above written.

CORPORATION:

VIDÉOTRON LTÉE

By:	/s/ Hugues Simard	By:	/s/ Chloé Poirier
	Name: Hugues Simard		Name: Chloé Poirier
	Title: Senior Vice President and Chief Financial Officer		Title:: Vice President and Treasurer

ADDITIONAL SUBSIDIARY GUARANTORS:

9529454 CANADA INC.

By:	/s/ Hugues Simard	By:	/s/ Chloé Poirier
	Name: Hugues Simard		Name: Chloé Poirier
	Title: Vice President Finance		Title:: Vice President and Treasurer

8480869 CANADA INC.

By:	/s/ Hugues Simard	By:	/s/ Chloé Poirier
	Name: Hugues Simard		Name: Chloé Poirier
	Title: Vice President		Title:: Vice President and Treasurer

FIBRENOIRE INC.

By:	/s/ Hugues Simard	By:	/s/ Chloé Poirier
	Name: Hugues Simard		Name: Chloé Poirier
	Title: Vice President		Title:: Vice President and Treasurer

CANADIAN P2P FIBRE SYSTEMS LTD.

By:	/s/ Hugues Simard	By:	/s/ Chloé Poirier
	Name: Hugues Simard		Name: Chloé Poirier
	Title: Vice President		Title:: Vice President and Treasurer

Second Supplemental Indenture to VL 2012 Indenture

TRUSTEE:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Yana Kislenko
Name: Yana Kislenko
Title: Vice President

Second Supplemental Indenture to VL 2012 Indenture